UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2014

GENIE ENERGY LTD.
(Exact name of registrant as specified in its charter)

Delaware	1-35327	45-2069276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-3500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously disclosed on Form 8-K filed on December 13, 2013 with the Securities and Exchange Commission (the “Original 8-K”), the Board of Directors of Genie Energy Ltd. (the “Company” or the “Registrant”) appointed Howard S. Jonas to serve as Chief Executive Officer of the Company, effective January 1, 2014,  and the Compensation Committee of the Board of Directors and the Board of Directors of the Registrant approved, subject to the approval of the stockholders of the Registrant, a compensation arrangement between the Registrant and Mr. Jonas for the  five-year period commencing on January 1, 2014.  The Original 8-K outlined the informal arrangement between the Registrant and Mr. Jonas pending the signing of a formal employment agreement.  On March 25, 2014, the Registrant entered into an Amended and Restated Employment Agreement (the “Agreement”) with Mr. Jonas, formalizing the arrangement outlined in the Original 8-K.

A copy of the Agreement is filed as Exhibit 10.01 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document
10.01	Amended and Restated Employment Agreement, dated March 25, 2014, with effect as of January 1, 2014, between the Registrant and Howard S. Jonas.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIE ENERGY LTD.

Dated: March 27, 2014	By:	/s/ Howard S. Jonas
Howard S. Jonas
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document
10.01	Amended and Restated Employment Agreement, dated March 25, 2014, with effect as of January 1, 2014, between the Registrant and Howard S. Jonas.